AMERICAN ACCESS TECHNOLOGIES, INC. AND SUBSIDIARY

             STATEMENT RE: COMPUTATION OF NET LOSS PER COMMON SHARE


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                                                                                                          Year Ended
                                                                                                         December 31,
                                                                                                         ------------
                                                                                                   1998              1997
                                                                                                   ----              ----
Net Loss                                                                                         $ (492,814)      $(256,774)

Cumulative Preferred Stock Dividend                                                                (104,167)              -

Beneficial Conversion Preferred Stock Dividend                                                     (781,250)              -
                                                                                               -------------    -----------

                                                                                               $ (1,378,231)      $(256,774)
                                                                                               =============    ===========

Weighted Average Common Shares Outstanding                                                        2,992,500       3,033,000

Adjustments to Reflect Requirements of the Securities and Exchange Commission
   SAB 83:
      Common stock issued to director within the period                                                   -          50,000

Common Shares Issued to Acquire Omega Metals, Inc.                                                  226,470         226,470
                                                                                               -------------    -----------

   Total Weighted Average Number of Common Shares and Equivalents                                 3,218,970       3,309,470
                                                                                               =============    ===========

Net Loss per Common Share                                                                            $ (.43)         $ (.08)
                                                                                               =============    ===========

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